UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 23, 2024, Matthews International Corporation (“Matthews” or the “Company”), as issuer, and certain direct and indirect subsidiaries of Matthews, as guarantors, entered into a purchase agreement (the “Purchase Agreement”) with Truist Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), regarding the issuance and sale of $300,000,000 aggregate principal amount of Matthews’ 8.625% Senior Secured Second Lien Notes due 2027 (the “Notes”) in the United States to qualified institutional buyers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. Matthews expects that the Initial Purchasers and subsequent holders of the Notes will transfer the Notes pursuant to exemptions from the registration requirements of the Securities Act pursuant to either Rule 144A or Regulation S under the Securities Act. The Notes will be the Company’s senior secured obligations, will be guaranteed on a senior secured basis by all of the Company’s existing and future domestic subsidiaries that are borrowers under or guarantee the obligations under that certain Third Amended and Restated Loan Agreement (as amended, the “Credit Agreement”), by and among Matthews, the other Borrowers party thereto, Citizens Bank, N.A., as administrative agent, and the banks party thereto (the “U.S. Guarantors”), and will be guaranteed on a senior unsecured basis by all of the Company’s existing and future foreign subsidiaries that are borrowers under or guarantee the obligations under the Credit Agreement (the “Foreign Guarantors”). The Notes and the guarantees of the U.S. Guarantors will be secured by a second priority lien on substantially all of the Company’s and the U.S. Guarantors’ assets, subject to certain exceptions and permitted liens. Matthews intends to use the net proceeds from this offering, together with borrowings under the Company’s senior credit facility under the Credit Agreement, to redeem all of the Company’s outstanding 5.25% senior notes due December 1, 2025 (the “Existing 2025 Notes”) on or about October 24, 2024, and to pay accrued and unpaid interest on the Existing 2025 Notes, and to satisfy and discharge the indenture governing the Existing 2025 Notes. Matthews estimates that the net proceeds from the offering will be approximately $296.0 million, after deducting the Initial Purchasers’ discount and estimated expenses related to the offering.

Sixth Amendment to Third Amended and Restated Loan Agreement

On September 23, 2024, Matthews, the U.S. Guarantors and the Foreign Guarantors entered into a Sixth Amendment (the “Sixth Amendment”) to the Credit Agreement. Pursuant to the Sixth Amendment, Matthews and the U.S. Guarantors have agreed to, concurrently with closing of the offering of the Notes, enter into a second amended and restated pledge agreement pursuant to which Matthews and the U.S. Guarantors will grant to the secured parties under the Credit Agreement a first priority lien on substantially all of Matthews’ and the U.S. Guarantors’ assets, subject to certain exceptions and permitted liens. Further, the Sixth Amendment permits issuance of the Notes and for the Notes to be secured by a second priority lien on substantially all of Matthews’ and the U.S. Guarantors’ assets, subject to certain exceptions and permitted liens. All other material terms of the Credit Agreement, including but not limited to, the aggregate principal amount of $750 million available under the Credit Facility remain unchanged and continue in full force and effect.

Item 7.01	Regulation FD Disclosure.

On September 24, 2024, Matthews issued a press release announcing the pricing of its private offering of the Notes. A copy of a press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Information

Any forward-looking statements contained in this Current Report on Form 8-K are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the outcome of the Company’s dispute with Tesla, Inc., and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated September 23, 2024, by and amount Matthews International Corporation, the Guarantors, and Truist Securities, Inc., as representative of the several purchasers named therein

10.2	Sixth Amendment to Third Amended and Restated Loan Agreement, dated September 23, 2024, by and among Matthews International Corporation, the other Borrowers party thereto, Citizens Bank, N.A., as administrative agent, and the banks party thereto

99.1	Press Release, dated September 24, 2024, issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer and Secretary

Date: September 24, 2024